Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript WOR - Q4 2009 Worthington Industries Earnings Conference Call Event Date/Time: Jul. 15. 2009 / 1:30PM ET

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

Cathy Lyttle
Worthington Industries - VP-Corporate Communications & IR

John McConnell
Worthington Industries - Chairman, CEO

Andy Rose
Worthington Industries - VP, CFO

George Stoe
Worthington Industries - President, COO

Bob McMaster
Worthington Industries - Senior Financial Advisor

CONFERENCE CALL PARTICIPANTS

Luke Folta
Longbow Research - Analyst

Sal Tharani
Goldman Sachs - Analyst

John Tumazos
Very Independent Research, LLC - Analyst

Charles Bradford
Affiliated Research Group - Analyst

David Taylor
David P. Taylor & Company - Analyst

Mark Parr
KeyBanc Capital Markets - Analyst

Lavon Von Redden
Hocky Capital - Analyst

PRESENTATION

Operator

Good afternoon, and welcome to the Worthington Industries fourth quarter and year-end earnings conference call.

All participants will be able to listen only until the question and answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone has any objections, you may disconnect at this time.

I'd like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ma'am, you may begin.

Cathy Lyttle - Worthington Industries - VP-Corporate Communications & IR

Good afternoon.

As a reminder, certain statements made in this conference call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ from those suggested. Please refer to the Press Release for more detail on factors that could cause actual results to differ materially. A replay of this call will be available on the home page of our website at worthingtonindustries.com.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

I'd like to introduce your first speaker, Chairman and CEO, John McConnell.

John McConnell - Worthington Industries - Chairman, CEO

Thank you, Cathy.

Joining me for the call today are George Stoe, our President and Chief Operating Officer; Andy Rose, our Chief Financial Officer; Bob McMaster, Senior Financial Advisor; and Richard Welch, our Controller. We thank all of you for joining us this afternoon. We'll get right to it today by asking Andy and George to review the fourth quarter and the year.

Andy, would you please begin with the financial review?

Andy Rose - Worthington Industries - VP, CFO

Thank you, John. Good afternoon, everyone.

For the fiscal year ended May 31st, 2009, we reported net sales of $2.6 billion, 14% lower than last year, and a net loss of $108 million, or negative $1.37 per diluted share. Excluding restructuring and non-recurring activity, the loss per diluted share was $.03 for the year. This activity included a $97 million goodwill impairment charge related to Dietrich Metal Framing, $43 million of retirement, severance, professional fees and plant closure expenses, and an $8.3 million gain on the sale of Aegis. Gross profit margin for the year was 6.6%, down from 11.6% last year due to significantly lower volumes and a lower spread between selling prices and material costs. For the fourth quarter of fiscal 2009, which ended May 31st, we reported a net loss of $13.7 million, or $.17 per share, a decline of 126% from the $54 million in earnings for the same period last year. Our fourth quarter results included a $6.3 million pre-tax lower-of-cost-or-market inventory write-down and $6 million of pre-tax restructuring charges, negatively impacting earnings by $.09 and $.06 per share, respectively.

The deterioration in our results for the fourth quarter and fiscal year of 2009 were principally driven by the unprecedented economic weakness facing the global economy and the resulting impact on our business, particularly Steel Processing and Metal Framing. SG&A expense was down $19 million compared to the prior year quarter and $22 million compared to the prior year. SG&A expenses represented 10.7% and 8% of the sales, respectively, for the quarter and year. The lower expense was driven by reduced compensation as no profit-sharing or bonuses were paid at the corporate level and in many of our business units during the past six months. In addition, there were a number of cost cutting initiatives, including workforce reductions that further reduced SG&A. Another component of SG&A is bad debt expense. While our bad debt reserve increased $7.6 million from last year, it actually declined modestly from last quarter due to the unwinding of reserves related to Chrysler and GM. Thus far, we have been very effective at managing our credit risk in automotive and commercial construction. We do not expect any material losses from the two OEM auto bankruptcies and have had minimal losses from Tier 1 and Tier 2 suppliers at this point. Our credit team, who regularly refers to this environment as the world series of credit, has done a terrific job to date. Unfortunately, there is more work to be done on this front.

Operating loss for the quarter was $19 million, but does not include equity income from our unconsolidated joint ventures. Equity income from joint ventures fell 60% to $9 million from $22 million in last year's fourth quarter as earnings declined in all of our unconsolidated joint ventures. As a group, they generated $49 million in equity income for the year and paid us $81 million in dividends. WAVE is the strongest contributor to equity income and dividends received. Miscellaneous expense was lower than a year ago quarter and the year ago quarter due to a lower minority interest deduction for our Spartan Steel Coating consolidated joint venture. Interest expense for the fourth quarter declined $1.4 million due to significant reductions in debt and lower interest rates compared to last year. Our current run rate of interest expense is approximately $2.5 million per quarter, or $10 million annually, based on recent changes to our capitalization that will be discussed shortly.

Due to the pre-tax loss, we recorded an income tax benefit of $3 million for the quarter and $38 million for the year. In 2008, income tax expense was $17 million for the quarter and $39 million for the year. There are not many benefits to losing money, but this is one. Our effective tax rate for fiscal 2009 was 25.9% compared to 26.5% for fiscal 2008. Capital spending for the fourth quarter, excluding acquisitions, was $15 million compared to depreciation and amortization of $16 million. For the year, capital spending and depreciation and amortization were each $64 million. While we had specific expansion projects that were underway in fiscal 2009, they are now mostly complete. We anticipate capital spending, excluding acquisitions, in fiscal 2010 will be significantly lower than depreciation and amortization.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

The Company has done a good job at managing down inventory. Inventory was at 63 days across the Company and ranged from 60 days in Pressure Cylinders to 61 days in Metal Framing and 68 days in Steel Processing. Inventory tons have declined 48% and dollars have declined 54% to $270 million in the past year. Our balance sheet at fiscal year-end was in relatively good shape. Short-term debt was $139 million and long-term debt was $100 million for a total funded debt of $239 million with availability on our revolving credit facility of $434 million. As many of you are aware, we completed a tender offer for $119 million of $138 million of the 6.7% notes outstanding on June 12th, 2009. The primary purpose of this effort was to further reduce our interest expense and provide additional covenant flexibility. The note repurchase was funded through a combination of cash on hand and existing short-term credit facilities.

Now, we will turn to our bank covenants. At the quarter end, our total debt-to-cap ratio was 32%, well below the maximum allowable of 55%. Our other significant bank covenant is an interest coverage ratio that requires EBITDA to interest expense greater than 3.25 times on a trailing 12 month basis. At quarter end, that ratio was 8.72 times after adding back non-cash charges as permitted under our facility. As you would expect, we continue to monitor the amount of cushion we have on these covenants as one of our top priorities is to protect our balance sheet and preserve our access to low cost capital. We have, and if necessary, will continue to take actions in support of our effort to maintain a target amount of cushion. With our current run rate of interest expense at approximately $10 million per year, this target should become increasingly easier to maintain in the coming quarters.

Now, let's talk about the three business segments and their fourth quarter and annual results. We'll start first with Steel Processing. Steel Processing's quarterly sales fell 57% to $179 million from $413 million in last year's fourth quarter. The sales decline was the result of price and volume declines caused by the recession and slowdowns at General Motors and Chrysler. Hot rolled pricing a year ago exceeded $1000 dollars per ton and had fallen below $400 per ton by the end of May. Overall volumes for the year were down 39%. Direct processing where we own the material was down 37% and tolling volume was down 44%. Lower automotive production directly impacted Steel Processing's results for fiscal 2009. This segment made up 38% of Worthington Industries' total revenues for the quarter. Operating loss for Steel Processing was $22 million compared to income of $26 million last year and operating margin fell to a negative 12.3% from 6.2%. The spread between selling prices and material costs declined for both the year and the quarter. For the year, sales of $1.2 billion were down 19% resulting in an operating loss for Steel Processing of $68 million. The yearly operating loss included $4 million in restructuring charges related to the Transformation Plan.

The Metal Framing business segment represented 23% of revenues for the quarter. Sales of $110 million were down 51% from last year's May quarter when sales were $226 million. The decline was driven by an anemic construction market and the falling price of steel. The spread between average selling prices and material costs fell 4% compared to the year ago quarter. It resulted in an operating loss of $1.4 million, excluding restructuring charges, compared to $17 million in income in last year's fourth quarter. Metal Framing's operating loss for the year was $143 million, which included a $97 million goodwill impairment charge and $14 million in restructuring charges related to facility closings and severance costs. Sales of $661 million were down 16% compared to fiscal year 2008 sales of $789 million.

Pressure Cylinders represented 27% of the Company's total revenues with sales for the quarter of $129 million, a 24% decline from last year. Sales in North America produced good results compared to declines in the European market. Volumes in North America were driven by strength in the small 14 and 16-ounce cylinders, gas grill tanks, helium balloon party tanks, and hand torch sales. Operating income for the quarter of $9 million was down 56% from $21 million in the year ago quarter. As a percentage of sales, operating income was 7.1% down from 12.1% in the year ago quarter. For the year, Pressure Cylinder's sales declined modestly to $537 million compared to -- excuse me, modestly to $537 million compared to $579 million last year. Operating income for the year was $61 million compared to $70 million in fiscal 2008.

This has been a very difficult year for Worthington Industries. All of our businesses have and will continue to be impacted by reduced demand; however, the response of our people has been terrific. The hard work behind the Transformation has enabled us to scale our business down quickly and is creating a more efficient Company that, when volumes return, will be more profitable. The Company's strong balance sheet has positioned us as a preferred supplier for many of our current and prospective customers. Our financial flexibility enables us to move quickly to take advantage of attractive acquisition opportunities. All of these actions will ultimately enable us to thrive when economic growth returns.

George Stoe will now give his comments on operations. George?

George Stoe - Worthington Industries - President, COO

Thank you, Andy.

While we have seen some small improvement in business levels for some segments of our steel business, in general, the volumes remain weak when compared to historic levels. The Metal Framing volumes have leveled off over the past six months but at unprecedented low levels when compared to the past. We believe we are maintaining share, but we remain concerned about the commercial construction outlook over the coming months. Given the weak conditions, we have concentrated our efforts on right sizing these businesses to deal with the current market realities. We have taken the extraordinary steps of permanently closing or temporarily idling facilities. During the past year, we have closed seven locations and downsized two locations in our Metal Framing segment, closed one Steel Processing location, and announced the idling of our Rock Hill, South Carolina facility on Monday of this week. The Metal Framing corporate headquarters were moved from Pittsburg and Blairsville, Pennsylvania to Columbus, Ohio.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

We've reduced employment throughout the Organization by more than 20%, even after factoring in the acquisition of Worthington Stairs, it was completed early in our fiscal 2009 and added more than 130 new employees to our roles. We started fiscal 2009 with approximately 8,000 employees and today, we have approximately 6400 in our ranks. Our Pressure Cylinders and WAVE JV have seen their businesses negatively impacted by the current economic downturn but to a much smaller degree than Steel and Metal Framing. Our Pressure Cylinders business continues to perform remarkably well in the current environment. Our efforts towards controlling costs and strategically expanding our market share in some of the key cylinder product lines continue to serve us well. We recently closed on the purchase of the aluminum cylinder manufacturer, Piper, which will add to our ever expanding line of Pressure Cylinders. Piper's current aluminum cylinder product lines are primarily medical and paintball applications. In addition, we recently finalized a significant contract in Europe to produce tanks for solar water heaters from our plant in Portugal. This is a continuation of our efforts to expand our reach and diversify our product offerings.

Previously, in Europe, our product offerings were limited to LPG, refillable refrigerant and high pressure cylinders. Over the last few years, we have expanded our offerings to include helium Balloon Time, non-refillable refrigerant, air brake tanks and are now actively pursuing opportunities to position ourselves to participate in the burgeoning market for green products. Our facility in Austria was recently recognized as one of the Top 100 companies to work for in all of Europe, a recognition for which we are extremely proud. The facility continues to operate with a remarkable amount of cooperation between management and our employees. This spirit of cooperation has brought about a tremendous amount of success to this facility and has enabled us to meet our objectives. We also continue to pursue other acquisition opportunities to expand our market and product reach in the Pressure Cylinders segment. We currently have several such projects under review. Our WAVE joint venture continues to differentiate themselves from others in the marketplace with innovative and exciting product offerings. At a recent large industry trade show, WAVE unveiled their new low voltage electrified grid product, DC Flex Zone. This electrified grid product will allow lighting fixtures to be moved freely within a building with no change in wiring requirements.

This electrified grid will transform the design possibilities and provide almost unlimited flexibility to architects, designers, contractors, and building owners. We believe that it will revolutionize the construction and design market. For those who might be interested, we would encourage you to visit www.emergealliance.org to view a video of this remarkable award winning product. Also, on another note, WAVE's newest facility in India is under construction and is scheduled to be operational in October. Two other things of importance to note, our Oracle ERP system has now been fully deployed and is operational in all of our Steel Processing facilities. Installing one of these systems is always difficult and challenging, but the information we now have available to us has been instrumental in helping us to drive our transformational efforts. We're very proud of the determination and tenacity of all of those involved in making this a successful implementation.

The last thing I'd like to touch on is our outstanding safety performance throughout the Organization. For the past six years, we have had a renewed emphasis on the safe operations of our facilities. We're extremely proud and grateful for these results. In our recently completed fiscal year, both recordable and lost time incidents were at an all-time low. This emphasis is vitally important to our employees, obviously. For us, it is simple. We want all of our employees to return home each day in the same condition as when they came to work. From a financial perspective, the lower incident rates manifest themselves in lower workers comp costs and improved financial performance.

I'll now turn the call back to John McConnell for closing comments.

John McConnell - Worthington Industries - Chairman, CEO

Thank you both for your insights.

Fiscal 2009 resulted in the first loss in our 54 year history, and while I am very disappointed in that outcome, given the suddenness and veracity of this recession, results could have been much worse, if not for the swift and thoughtful actions that were taken. I am proud of our Management Team and the actions and support of our entire Organization. We set two objectives when this recession began. They were to strengthen our balance sheet and to protect our current credit facilities. You heard from Andy that we are currently well positioned to accomplish both. While volumes in Steel Processing have stabilized and a few facilities are increasing modestly, we are continuing to operate under the assumption that the economy could deteriorate further. Our go-forward initiative, which is our Transformation effort to significantly increase our performance, continues to produce additional opportunities and to increase our profitability. Identified opportunities now exceed $125 million with executed initiatives of $70 million. While the incredible work of our employees transforming our performance remains masked under the weight of a severe retraction in volume, I am confident that as volumes increase and they will at some point, the great work of our employees will be richly rewarded, as well as that of our shareholders. We're now ready to take any questions that you might have.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions) Our first question comes from Luke Folta with Longbow Research. Sir, you may ask your question.

Luke Folta - Longbow Research - Analyst

Hi. Good afternoon, guys.

John McConnell - Worthington Industries - Chairman, CEO

Hello.

Luke Folta - Longbow Research - Analyst

My first question is regarding your Metal Framing business and your expectation that you're going to be cash flow neutral there for the year. I guess, firstly, does this take into account working capital inventory reductions, as well, or is it just from operations?

Andy Rose - Worthington Industries - VP, CFO

The goal is to have it be cash flow neutral from operations, excluding working capital.

Luke Folta - Longbow Research - Analyst

Excluding working capital. Okay. And can you give us some color on what your assumptions there are for shipments and/or for metal margin that help you come up with this conclusion?

John McConnell - Worthington Industries - Chairman, CEO

Are you talking about going forward?

Luke Folta - Longbow Research - Analyst

Yes.

John McConnell - Worthington Industries - Chairman, CEO

Well, as I think George said during this call, the volumes have been relatively stable and that could remain the case. I think we are prepared for it to worsen some, but we have seen some modest signs as some jobs that we had won both in Dietrich Metal Framing and in WIBS, our construction side, that we had won being released as they finally arrived at finding financing, so obviously that could affect it in a positive way if liquidity continues to loosen.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Luke Folta - Longbow Research - Analyst

Just on the metal margin side?

John McConnell - Worthington Industries - Chairman, CEO

I'm sorry?

Luke Folta - Longbow Research - Analyst

Regarding margins, the metal spreads?

John McConnell - Worthington Industries - Chairman, CEO

Margins have also been relatively stable. Again, we've got a declining steel price and there have been two increases now announced by one of our competitors in this space in the marketplace, which has helped margins in the future.

Luke Folta - Longbow Research - Analyst

Got it. Thank you. And just regarding the near-term outlook on automotive, I've been hearing some evidence of restocking and then also where there's been some shut downs are going to be an issue in the quarter, too. Can you give us what we should expect near-term regarding the automotive market in general and how that's going to impact your results?

John McConnell - Worthington Industries - Chairman, CEO

Well, obviously, we all probably know about as much as -- about the same amount of information about what they're going to do. Chrysler started up in June or the beginning of July with several plants and they are going to shut down again for the last two weeks of July, and we have yet to really see General Motors start to bring its capacity back up, so while it was anticipated to be up already, they announced a continued extension, so that could happen again. At the moment, as we said, certainly in June and the beginning of July, we've seen some increase in volumes, particularly in our automotive related facilities. That's encouraging and we'll continue to watch the order book, which does not fill up too far in advance so we don't have great visibility to give you on that.

Luke Folta - Longbow Research - Analyst

Okay, I'll turn it over. Thank you.

Operator

Thank you. Our next question comes from Sal Tharani with Goldman Sachs. You may ask your question.

Sal Tharani - Goldman Sachs - Analyst

Good afternoon.

John McConnell - Worthington Industries - Chairman, CEO

Hello.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Sal Tharani - Goldman Sachs - Analyst

Can you give us some color on your Metal Framing business? How is the backlog looking? Is it stable, also, like the business itself is?

John McConnell - Worthington Industries - Chairman, CEO

Sal, I couldn't understand, what are you asking about?

Sal Tharani - Goldman Sachs - Analyst

The backlog on the Metal Framing.

John McConnell - Worthington Industries - Chairman, CEO

Oh, the backlog, I'm sorry. I didn't -- George?

George Stoe - Worthington Industries - President, COO

Sal, I think that we have seen for probably the last six months in a row that the backlog has remained steady and, going forward, we have probably the same amount of backlog that we've seen over that previous six months. While it's at low levels, we certainly haven't seen it decline any further and we're obviously watching it carefully.

Sal Tharani - Goldman Sachs - Analyst

Okay. And also on the tolling side, have you seen any improvement or is it still getting smaller every quarter?

John McConnell - Worthington Industries - Chairman, CEO

I don't think it's deteriorating any further, Sal, but it's not increasing either.

Sal Tharani - Goldman Sachs - Analyst

Is that because of the auto industry or is it that the mills are taking more and more tolling business?

John McConnell - Worthington Industries - Chairman, CEO

It's a combination of both, but is largely, I think the general volumes available in the marketplace.

Sal Tharani - Goldman Sachs - Analyst

Got you. And lastly, on the WAVE business, there has been a significant volatility in earnings over the last couple of quarters. Just want to understand is it coming from volume or is it the price which is causing this volatility over there?

John McConnell - Worthington Industries - Chairman, CEO

It is largely volume.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Sal Tharani - Goldman Sachs - Analyst

So you have actually seen an uptick in volume quarter-over-quarter this quarter, that the revenues or the profit-sharing was much higher this time?

John McConnell - Worthington Industries - Chairman, CEO

No. That's not what I meant. Andy, do you want to add some color to that?

Andy Rose - Worthington Industries - VP, CFO

Yes, I mean, there's a little bit of noise because of the way we report it through our equity account. I mean, WAVE's earnings have some seasonality to them, but year-over-year, at least if you compare on our fiscal year, they haven't been as volatile as they might appear. The other piece that affects our equity account is we have other joint ventures in there that have had volatility, some of the Steel Processing joint ventures. TWB and WSP had some losses, which make it appear that the equity account is more volatile than maybe WAVE's earnings are.

Sal Tharani - Goldman Sachs - Analyst

Got you. And just one more thing. On the Pressure Cylinders side, you have added a lot of consumer related products, also. Can you give us some break down of how much of your pressure cylinder is on the consumer side and how much is industrial?

John McConnell - Worthington Industries - Chairman, CEO

That's a question I don't think we have at our fingertips. If anybody has a --

George Stoe - Worthington Industries - President, COO

You're absolutely right, Sal. We've got a growing list of products that are going into that market and as you know, the small cylinders, the 14 and 16-ounce cylinders, we gained share there last year. I don't have an exact percentage off the top of my head of how much is going into retail. We've got Balloon Time going in there, we've got some 20-pound cylinders that are sold through retail, as well. This new product line that we came out with, torch kits is also going through retail. We can get that number for you, but I don't have an accurate number that I can quote you off the top of my head.

Operator

Thank you. (Operator Instructions) We do have an additional question from Luke Folta with Longbow Research. You may ask your question.

John McConnell - Worthington Industries - Chairman, CEO

Tamara, we're not getting anything here if he's speaking.

Operator

Mr. Folta, please depress your mute key.

Luke Folta - Longbow Research - Analyst

Sorry about that. Just regarding your Pressure Cylinders business, there was a decline in revenue per unit. I assume probably a lot of that is due to mix. Can you kind of give us a feel for how much of that was product mix versus pricing?

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Andy Rose - Worthington Industries - VP, CFO

Yes, I'm not sure I can give you specific numbers around that, but the camping cylinder line, we had significant growth in market share there, selling into the retail channels, which is a smaller site if you will for us, so that's probably what's driving that result. I can't come up with it off the top of my head.

Luke Folta - Longbow Research - Analyst

Okay. And just one more, guys. Just on the flat rolled environment we're seeing, a lot of price increases announced recently. Can you give us an indication of where you think pricing is going to end up and whether or not we're going to see the majority of these increases be successful?

John McConnell - Worthington Industries - Chairman, CEO

That's something I'd rather not speculate on. Obviously, they would like to see the price at a point that they can, on a per ton basis, that they can make some money and I guess we have yet to see whether the volume and the market supports it.

Luke Folta - Longbow Research - Analyst

Okay, thanks.

Operator

Thank you. Our next question comes from John Tumazos with John Tumazos Very Independent Research. Sir, you may ask your question.

John Tumazos - Very Independent Research, LLC - Analyst

You have had a number of Press Releases in the last month or so with different growth initiatives that might be hard for us to quantify from the outside. Could you isolate which ones, which one or two add the most to profitability between the bond buyback, the Piper aluminum cylinder business, U.S. Respiratory, Pacific Cylinder to Steelpac expansion, the D.C. current grid and the Indian WAVE plant?

John McConnell - Worthington Industries - Chairman, CEO

Well certainly, the Indian WAVE plant and the D.C. grid are just launching and WAVE India will not be up until October. So, I can answer those two. Let's see if Andy can differentiate between the others.

Andy Rose - Worthington Industries - VP, CFO

Yes, I mean, it's hard to say on those two. The Piper acquisition was a relatively small company, about $30 million in revenue, so there will be some contribution there. It was actually unprofitable when we bought it. It was a very low purchase price. The bond buyback, the answer on that one is that one is actually earnings neutral, but it has benefits for us because of the interest rate reduction with respect to our covenants. It's earnings neutral over the life of the bonds through December 1st when they mature. Obviously the reduction in interest goes on beyond that, assuming we leave it financed the way it is today.

John Tumazos - Very Independent Research, LLC - Analyst

So, we shouldn't be putting too much in our models for the current fiscal year for any and of that?

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman, CEO

Not too much. I mean, I think we'll be able to operate and greatly improve the operations with Piper. Obviously, we have all of the infrastructure and back office stuff already, so some costs go away and we feel we know that market pretty well and will be able to be aggressively moving those tanks, but again, it's a very small operation, so I wouldn't bake in a lot for that, no.

George Stoe - Worthington Industries - President, COO

John, this is George Stoe. One point of clarification, I think, regarding WAVE, there have been some comments about the downturn in commercial construction and how that's going to impact WAVE. I just wanted to clarify that WAVE's business is made up of about 65% of remodeling work rather than new construction, so that does have an impact on their results going forward.

John Tumazos - Very Independent Research, LLC - Analyst

In making the dividend change this quarter, was there any particular events influencing the timing? Were you expecting to see a little more benefit from your right sizing or maybe an uptick in the Spring that didn't happen?

John McConnell - Worthington Industries - Chairman, CEO

No. Not really. We're just looking at making sure we have plenty of capital and preserving cash. We had made some additional moves internally with our workforce and wage reductions that we also wanted to pair that with pulling down the dividend sightly.

John Tumazos - Very Independent Research, LLC - Analyst

Thank you.

Operator

Thank you. Our next question comes from Charles Bradford with Affiliated Research Group. Sir, you may ask your question.

Charles Bradford - Affiliated Research Group - Analyst

Hi, good afternoon. A couple questions. Can you give us some kind of forecast on what you think tax rates might be in the current fiscal year CapEx and depreciation as well?

John McConnell - Worthington Industries - Chairman, CEO

With all of the activity in Washington, I suspect that's difficult to predict, but I'll let Andy take a stab at it.

Andy Rose - Worthington Industries - VP, CFO

CapEx for 2010 is projected to be somewhere between $35 million and $40 million for the year.

Charles Bradford - Affiliated Research Group - Analyst

Thank you.

Andy Rose - Worthington Industries - VP, CFO

For depreciation and amortization, it's about the same. It's about the same as last year, $64 million or $65 million, and then what was the third?

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman, CEO

Tax rate.

Andy Rose - Worthington Industries - VP, CFO

Tax rate. I think the tax rate in the forecast, 32%.

Bob McMaster - Worthington Industries - Senior Financial Advisor

We might want to elaborate on that a little bit so that our tax rate is heavily dependent on the mix of international and domestic, so 32% is based on our plan right now, but you're looking at a tax rate internationally that's traditionally less than half the U.S. rate. So, you can expect that actual will vary somewhat from that, but 32% is our best guess.

Charles Bradford - Affiliated Research Group - Analyst

Can you talk a bit about what you're hearing around the industry as for activity level, deliveries, the processing and service center side or inventories? When do you think the inventory reductions will run their course?

John McConnell - Worthington Industries - Chairman, CEO

Again, I think it's difficult to say. I'd say anybody that we talk with, I don't think has seen anything but very low volume levels. I would suspect reading much of your all's work that inventory levels are getting close to their low point if volumes sustain themselves here, so that's not a lot of new news there for you, but that's pretty much what we think is going on at the moment.

George Stoe - Worthington Industries - President, COO

Charles, I guess the other thing to mention is that obviously there's been some restarts on the steel side, but our calculations show that they are still running at slightly less than 50% of capacity so I think that says something about the business level.

Charles Bradford - Affiliated Research Group - Analyst

Any idea how low those inventories could go in terms of month supply?

John McConnell - Worthington Industries - Chairman, CEO

No.

Charles Bradford - Affiliated Research Group - Analyst

Well, thank you.

John McConnell - Worthington Industries - Chairman, CEO

You're welcome. I'd like to add one comment back to John Tumazos' question on the dividend, and you asked if we had planned for a spike that didn't occur. I think probably a better answer than the one I gave you and a little more thoughtful is that we had -- as the recession continued to go on and deepen, even though at this point getting a little flat, we had no clear visibility yet on the horizon as to when it might turn, so we were hanging on to that as long as we could, but given the continued uncertainty and no visibility to an increase is why we pulled back the dividend a little bit.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Bob McMaster - Worthington Industries - Senior Financial Advisor

And John, wanted to follow-up on the earlier question on the cylinders retail volume, it's currently running about 20%, if you exclude the exchangers, the Amerigas and Blue Rhino's of the world, we tend to work them in there with that volume added in, it's around 26%.

John McConnell - Worthington Industries - Chairman, CEO

Thank you, Bob.

Operator

Thank you. Our next question comes from [David Taylor] with David P. Taylor & Company. You may ask your question.

David Taylor - David P. Taylor & Company - Analyst

Thank you. I just want to understand how the accounting goes with the price reductions for steel that have been taking place. I mean, you marked your inventories to market now?

John McConnell - Worthington Industries - Chairman, CEO

We have done so twice. Andy, do you want to expand on that?

Andy Rose - Worthington Industries - VP, CFO

Yes, the accounting rule is lower-of-cost-or-market so you have -- there are certain parameters you put around the cost of your inventory relative to the margin you typically get when you sell it and if the price declines in the market beyond those parameters, then you're forced to mark it down further.

David Taylor - David P. Taylor & Company - Analyst

Okay.

Andy Rose - Worthington Industries - VP, CFO

So, it's really something that we don't control.

David Taylor - David P. Taylor & Company - Analyst

Of course. Okay. You're halfway through the first fiscal quarter now. Do you see in the marketplace stabilization of price occurring at all?

Andy Rose - Worthington Industries - VP, CFO

I think, yes, if you're referring to your last question on inventory, the answer is yes. We've seen stabilization and maybe even a slight uptick in the last month or so. The question surrounding whether that's going to stick or not, I think, is an open one at this point, but the mills are clearly trying to raise price and when we incur a lower-cost-or-market adjustment, it's typically from a rapid price decline because we have 60 to 70 days of inventory on hand. If the price goes down gradually, typically that's not an issue and when the price declines rapidly that's where we get into issues.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

David Taylor - David P. Taylor & Company - Analyst

Okay. Thank you very much.

Operator

Thank you. Our next question comes from Mark Parr with KeyBanc Capital Markets. You may ask your question.

Mark Parr - KeyBanc Capital Markets - Analyst

Hi. Thanks very much. Good afternoon.

John McConnell - Worthington Industries - Chairman, CEO

Hello, Mark.

Mark Parr - KeyBanc Capital Markets - Analyst

I had a couple of questions. First off, could you give me the toll mix in the quarter?

John McConnell - Worthington Industries - Chairman, CEO

The toll to direct mix?

Mark Parr - KeyBanc Capital Markets - Analyst

Yes.

John McConnell - Worthington Industries - Chairman, CEO

George mentioned that. I don't recall what you said.

Mark Parr - KeyBanc Capital Markets - Analyst

I'm sorry if I missed that.

John McConnell - Worthington Industries - Chairman, CEO

Oh, maybe he didn't. He just reported the volumes and, you're right, we didn't do the math here yet.

Andy Rose - Worthington Industries - VP, CFO

I've got it.

John McConnell - Worthington Industries - Chairman, CEO

We'll have it here for you in a second if you want to go on to your second question.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Mark Parr - KeyBanc Capital Markets - Analyst

All right. Yes. That's fine. I was curious, you have some processing operations that are more automotive oriented and some are more construction oriented and I'm thinking, what comes to mind is say Spartan as opposed to Delta, and I was wondering if you're seeing any opportunities there for potential consolidation as a further cost reduction opportunity.

John McConnell - Worthington Industries - Chairman, CEO

I think the general answer to that is no. They both produce different gauges of material largely is a differentiator, we can't run one into the other necessarily and of course one is a joint venture, so not really much of an opportunity there.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. Another thing I was curious about, if I could, if you could give some comment on -- we've been reading a lot and seeing a lot about how electric arc furnace steel producers may have a little more flexibility in terms of their ability to ramp up production momentum and along those lines, I was wondering if you're seeing any difference in the lead times of electric arc furnace producers as opposed to integrated producers, if you could comment on the lead time situation?

John McConnell - Worthington Industries - Chairman, CEO

The lead times vary quite a bit, actually, between all the mills, but I wouldn't call that the differentiator. So, no, oddly enough, as you might -- well, maybe you do suspect it already, but in this kind of a market that is so volume constrained, the scheduling of a facility like that becomes even more difficult for a mill. So, at the end of the day, the lead times vary quite a bit between those at the moment and not because one is electric and one is not.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. Do you think, you think about the fact that the decision to bring on a blast furnace involves a fair amount of capacity and so it's something that an integrated mill might want to delay until their order book is really constructive. I mean, do you think -- are there any constraints on the EAF side that you're seeing from a lack of scrap availability?

John McConnell - Worthington Industries - Chairman, CEO

What was the question about scrap availability?

Mark Parr - KeyBanc Capital Markets - Analyst

Is scrap availability forcing some of the EAFs to extend lead times because they can't find enough of it?

John McConnell - Worthington Industries - Chairman, CEO

Not that I'm aware of.

George Stoe - Worthington Industries - President, COO

Mark, I think, one is an issue of price. Obviously, scrap prices have risen fairly dramatically and if some of the integrated suppliers have contracts in place for raw materials that allows them to be more competitive, that could drive them to the point of wanting to restart to take advantage of what they could perceive to be a cost advantage.

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

Mark Parr - KeyBanc Capital Markets - Analyst

Okay, and then I had just one last question if I could on Piper. Piper, a long time ago, was involved in a whole bunch of different businesses, particularly the impact extrusion business for airbag components and I know that their strategy a long time ago was to kind of move away from that and move into the cylinder operation, which apparently they've done, but I was wondering with this acquisition, have you bought a tremendous amount of unutilized or underutilized capacity and could you talk a little bit about the utilization rates of Piper's operations right now, and perhaps what they might be able to go to over the next three to five years?

George Stoe - Worthington Industries - President, COO

Mark, on the products that I mentioned earlier, talking about the medical and the paintball applications they are involved, there is a whole host of other smaller use products that they've been involved with over the years and really what we're doing at this point is evaluating how much of that we want to make as part of our long range plan for that business and our people inside the cylinders business are actively engaged in that at this point.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. So, I guess just -- the more basic question is with the normal sorts of consolidation and elimination of corporate expense, does Piper become profitable in the first 90 days of operations?

Andy Rose - Worthington Industries - VP, CFO

Yes.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay, terrific. Thanks very much.

John McConnell - Worthington Industries - Chairman, CEO

Yes, sir.

Andy Rose - Worthington Industries - VP, CFO

Mark, just to finish up the answer to your question, for the fourth quarter direct business was about 58% and tolling was about 42%.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. Thanks very much.

Operator

(Operator Instructions) Our next question comes from Lavon Von Redden with Hocky Capital. You may ask your question.

Lavon Von Redden - Hocky Capital - Analyst

Thanks. I wanted to follow-up on some of the JVs. You mentioned that some of them were actually losing money. What are your expectations as you look at 2010, are we going to try to move those closer to a breakeven position?

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Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman, CEO

Well, that would certainly be our intention. I think we've continually done a good job in the steel company of trying to catch up to the volume loss and we're continuing down that road so, at minimum, we would like to see them break even. Metal Framing, on the other hand, has done a very good job of completely right sizing to the current market and that is again something we'll keep an eye on if volumes go further down, we will continue to right size that business to the market, and we hope that the anecdotal evidence we've seen with four or five buildings that we had had parked for a while being released beginning in October, so that will be welcome news when that happens and I hope that trend continues as these projects find financing.

Lavon Von Redden - Hocky Capital - Analyst

And I wanted to put WAVE in the context of what you were saying in terms of 65% of the business be remodeled. I guess commercial construction is forecast to be down probably double digit next year and I'm assuming that some of the remodeled business may be down slightly. Is it somewhat reasonable to assume maybe mid single digits decline on the remodel side and double digit decline on the construction side in WAVE?

John McConnell - Worthington Industries - Chairman, CEO

That would sound very reasonable to us.

Lavon Von Redden - Hocky Capital - Analyst

Finally, for the JVs, the cash dividend contribution, is there a way of how we should think about what that number might be in 2010 for the Company?

Andy Rose - Worthington Industries - VP, CFO

Well, philosophically, whatever profits WAVE makes are typically paid out in the form of a dividend and as I said earlier, their forecast for the year is down from the previous year, but not dramatically. So, we don't want to give specific guidance on that.

Lavon Von Redden - Hocky Capital - Analyst

Okay. Thank you.

Operator

At this time, we have no further questions.

John McConnell - Worthington Industries - Chairman, CEO

Thank you, Tamara, and thank all of you for joining us again today. Certainly, when you look at the environment in which we're operating, I am very pleased with the position that we're in. We have plenty of liquidity and capital available to us to act as we go forward. We continue to drive our transformational efforts, which are not just removing cost, but also every aspect of our business from how we buy, how we move and how we sell our products. It continues to mature in the Company, not coincidentally, the location that started this off a year and a half ago is also the best performing steel location at this point, giving clear sign as it matures in every location we'll see continued improvement. Thank you again for joining us and we will talk to you next quarter.

Operator

Thank you, sir. This does conclude today's conference. You may disconnect at this time.

FINAL TRANSCRIPT

Jul. 15. 2009 / 1:30PM ET, WOR - Q4 2009 Worthington Industries Earnings Conference Call

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